Exhibit 23 .1 Consent of PriceWaterhouseCoopers LLP


CONSENT OF INDEPENDENT ACCOUNTANTS


March 30, 1999


To the Board of Directors and Stockholders of Transit Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-48939 and 333-6880) of Transit Group, Inc. of our report dated March 30, 1999 appearing on page 53 of this Form 10-KSB.

/s/ PriceWaterhouseCoopers LLP
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    PriceWaterhouseCoopers LLP